Exhibit 23.4
Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Celanese Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 27, 2013, with respect to the financial statements and supplemental schedule of the Celanese Americas Retirement Savings Plan, which appears in the Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ WHITLEY PENN LLP

Dallas, Texas
February 7, 2014